UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 24, 2008
Date of Earliest Event Reported: January 23, 2008
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02199 (Commission File Number)	39-0126090 (IRS Employer Identification Number)
5075 Westheimer, Suite 890
Houston, Texas 77056
(Address of principal executive offices)
(713) 369-0550
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 23, 2008, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), Elway Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Bronco Drilling Company, Inc., a Delaware corporation (“Bronco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Merger Sub will merge with and into Bronco (the “Merger”), with Bronco surviving as a wholly owned subsidiary of the Company.  The Merger Agreement, which was approved by the Company’s Board of Directors and the Board of Directors of Bronco, provides that the Bronco stockholders will receive aggregate merger consideration with a value of approximately $437.8 million, consisting of (a) $280.0 million in cash and (b) shares of common stock of the Company, par value $0.01 per share (“Company Stock”), having an aggregate value of approximately $157.8 million. The number of shares of Company Stock to be issued will be based on the average closing price of the Company Stock for the ten-trading day period ending two days prior to the closing.  The combined consideration totals $16.33 per share of Bronco common stock, consisting of approximately $10.44 in cash and approximately $5.89 worth of Company Stock. Upon completion of the Merger, which the Company and Bronco expect to occur in mid-2008, it is anticipated that the Company’s and Bronco’s stockholders will own approximately 72.1% and 27.9% of the combined company, respectively, based on the closing price of the Company Stock on January 22, 2008.
     Completion of the Merger is conditioned upon, among other things, adoption of the Merger Agreement by Bronco’s stockholders and approval by the Company’s stockholders of the issuance of shares of Company Stock to be used as merger consideration. The Merger Agreement contains customary representations, warranties and covenants and other customary conditions. Among other covenants, Bronco has agreed, subject to certain exceptions to permit its Board of Directors to comply with its fiduciary duties, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an alternative transaction. The Company or Bronco may terminate the Merger Agreement under certain circumstances.
     Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the Company, Merger Sub and Bronco to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company and Bronco, rather than to establish matters as facts.
     The Merger Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Bronco, their respective businesses or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Bronco or any other person. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company and Bronco, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or consented to by the appropriate party, which consent may be given without notice to the public.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement provides further information regarding the terms of the Merger.
Item 8.01 Other Events
     On January 24, 2008, the Company and Bronco announced the signing of a definitive merger agreement providing for the merger of the Company and Bronco as described in Item 1.01 above. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Forward Looking Statements and Additional Information
     The Company may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”).  All statements, other than statements of historical fact, included herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are not guarantees of future events or the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company’s actual performance or achievements to be materially different than those projected by the Company.  For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC.  Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
     In connection with the proposed transaction, Allis-Chalmers and Bronco will file a joint proxy statement/prospectus and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.
     The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550.
     The documents filed with the SEC by Bronco may be obtained free of charge from Bronco’s website at www.broncodrill.com or by calling Bronco’s Investor Relations department at (405) 242-4444.
     Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     Allis-Chalmers, Bronco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Allis-Chalmers and Bronco in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its proxy statement filed with the SEC on April 30, 2007 and in subsequent statements of changes in beneficial ownership on file with the SEC. Information about the directors and executive officers of Bronco and their ownership of Bronco common stock is set forth in its proxy statement filed with the SEC on April 30, 2007 and in subsequent statements of changes in beneficial ownership on file with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger when it becomes available.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 23, 2008, among Allis-Chalmers Energy Inc., Elway Merger Sub, Inc. and Bronco Drilling Company, Inc.

99.1	Joint press release dated January 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Theodore F. Pound III
Name:	Theodore F. Pound III
Title:	General Counsel and Secretary

Dated: January 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 23, 2008, among Allis-Chalmers Energy Inc., Elway Merger Sub, Inc. and Bronco Drilling Company, Inc.

99.1	Joint press release dated January 24, 2008